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                     U.S. Securities and Exchange Commission

                            Washington, D.C. 20549
                                   Form F-X

           APPOINTMENT OF AGENT FOR SERVICE OF PROCESS AND UNDERTAKING

   A.  Name of issuer or person filing ("Filer"): Benz Energy Ltd.

   B.  This is [check one]

       [X] an original filing for the Filer

       [ ] an amended filing for the Filer

   C.  Identify the filing in conjunction with which this Form is being filed:

       Name of registrant: Benz Energy Ltd.

       Form type: SB-2

       File Number (if known):
                              ----------------------------------------
       Filed by   Benz Energy Ltd.
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       Date Filed (if filed concurrently, so indicate)   concurrently
                                                       ----------------

       D. The Filer is incorporated or organized under the laws of Yukon Territory, Canada and has its principal place of business at 1000 Louisiana Street, 15th Floor, Houston, Texas 77002, (713) 739-3051.

       E. The Filer designates and appoints (Name of United States person serving as agent) Robert Herlin ("Agent") Located at 1000 Louisiana Street, 15th Floor, Houston, Texas 77002, (713) 739-3051 as the agent of the Filer upon whom may be served any process, pleadings, subpoenas, or other papers in

            (a) any investigation or administrative proceeding conducted by the Commission; and

            (b) any civil suit or action brought against the Filer or to which the File has been joined as defendant or respondent, in any appropriate court in any place subject to the jurisdiction of any state or of the United States or of any of its territories or possessions or of the District of Columbia, where the investigation, proceeding or cause of action arises out of or relates to or concerns any offering made or purported

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      to be made in connection with the securities registered or qualified by the Filer on Form SB-2 on September 4, 1998 or any purchases or sales of any security in connection therewith. The Filer stipulates an agrees that any such civil suit or action or administrative proceeding may be commenced by the service of process upon, and that service of an administrative subpoena shall be effected by service upon such agent for service of process, and that service as aforesaid shall be taken and held in all courts and administrative tribunals to be valid and binding as if personal service thereof had been made.

      F. Each person filing this Form in connection with the use of Form SB-2 stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time until six years have elapsed from the date the issuer of the securities to which such Forms and Schedules relate has ceased reporting under the Exchange Act;

          Each filer further undertakes to advise the Commission promptly of any change to the Agent's name and address during the applicable period by amendment of this Form, referencing the file number of the relevant form in conjunction with which the amendment is being filed.

      G. Each person filing this Form, other than a trustee filing in accordance with General Instruction I. (e) of this Form, undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to: the Forms, Schedules and offering statements described in General Instruction I. (a), of this Form, as applicable; the securities to which such Form relates; and the transactions in such securities.

   The Filer certifies that it has duly caused this power of attorney, consent, stipulation and agreement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Country of United States of America this 4th day of September, 1998.

      Filer:   Benz Energy Ltd.                       By: (Signature and Title)
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      This statement has been signed by the following person in the capacities and on the dates indicated.

(Signature)   /s/ Prentis B. Tomlinson
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(Title)       Chairman of the Board & Chief
              Executive Officer
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(Date)        September 4, 1998
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